Exhibit 10.42

UNIVAR USA INC.

SUPPLEMENTAL VALUED INVESTMENT PLAN

(As Amended and Restated as of July 1, 2010)

Fifth Amendment

WHEREAS, Univar USA Inc. (“Company”) sponsors and maintains the Univar USA Inc. Supplemental Valued Investment Plan as amended and restated as of July 1, 2010 and as thereafter amended (the “Plan”); and

WHEREAS, the President has the authority to amend the Plan for changes that do not significantly increase the cost of the Plan pursuant to Section 12.1 of the Plan; and

WHEREAS, the Company is amending the Univar USA Inc. Valued Investment Plan (“VIP”) to remove from the definition of eligible compensation employee elective deferrals to this Plan, effective for Plan Years beginning on or after January 1,2012; and

WHEREAS, the Company desires to amend the Plan for Plan Years beginning on or after January 1, 2012 to treat employee elective deferrals to this Plan as eligible compensation for purposes of calculating participant deferrals, matching employer contributions and retirement contributions credited under this Plan.

NOW, THEREFORE, effective January 1, 2012 for Plan Years commencing on or after such date, the Plan is hereby amended as follows

1. The last sentence of Section 1 of the Plan, Purpose, is amended in its entirety to read as follows:

This Plan is intended to comply with Code Section 409A with respect to amounts that are accrued or become vested after 2004 (and earnings thereon), and shall be interpreted to the maximum extent possible in a manner consistent with such intent.

2. Section 3.4 of the Plan, Compensation, is hereby amended in its entirety to read as follows:

3.4 Compensation means compensation as defined in Section 1.6 of the Investment Plan as amended from time to time, such definition to be incorporated herein by reference, except that (i) the Code Section 401(a)(17) limit specified therein shall not be part of the Compensation definition for purposes of this Plan, and (ii) Participant Deferrals a Participant makes to this Plan shall be included in the Compensation definition for purposes of this Plan. Notwithstanding any provision in the Plan to the contrary, for purposes of Participant Deferrals and Matching Employer Contributions, Compensation shall not include (1) Performance-Based Compensation if a Participant is hired after the Company establishes the performance criteria for such Performance-Based Compensation and (2) Compensation that is based on performance criteria but is not Performance-Based Compensation.

3. Section 3.5 of the Plan, Deferral Commencement Date, is hereby amended in its entirety to read as follows:

3.5 Deferral Commencement Date means the date on which the Participant reaches his maximum contribution limit under Section 402(g) of the Code (and Section 414(v) of the Code, if applicable) or the Participant’s maximum compensation limit under Section 401(a)(17) of the Code (whichever occurs first), which effectively terminates the Participant’s further deferral of compensation under the Investment Plan.

4. The first sentence of Section 3.6 of the Plan, Deferral Election Form, is hereby amended in its entirety to read as follows:

Deferral Election Form means the commitment made by the Participant to defer between one percent (1%) and seventy-five percent (75%) (inclusive) of the Participant’s compensation (as defined in Section 1.6 of the Investment Plan) each pay period to the Investment Plan and the same percentage of Compensation to this Plan, with such deferrals to this Plan commencing on the Participant’s Deferral Commencement Date, provided that if Univar USA Inc. sets a limit on the amount a highly compensated employee (as defined in Code Section 414(q)) may defer under the Investment Plan, such limit shall also apply with respect to this Plan.

5. Section 5.1 of the Plan, Manner, is hereby amended in its entirety to read as follows:

5.1 Manner. Upon meeting the eligibility criteria contained in Section 4.1, a Participant may defer not less than one percent (1%) nor more than seventy-five percent (75%) of his Compensation to the Plan, which shall be equal to the sum of the Participant’s elected pre-tax deferral contribution percentage and his or her Roth contribution percentage in the Investment Plan; provided, however all Participant Deferrals shall be made on a pre-tax basis. For example, a Participant who elects to defer 15% of his compensation (as defined in Section 1.6 of the Investment Plan) for a Plan Year will be deemed to have elected to defer 15% of his Compensation to this Plan as Participant Deferrals for such Plan Year. Such Participant Deferrals shall be effective with the first payment of Compensation to the Participant coinciding with or immediately following the Deferral Commencement Date. Participant Deferrals shall be credited to the Participant’s Plan Account as of each applicable pay period in which the Participant makes Participant Deferrals to the Plan. If an Employee who meets the eligibility criteria in Section 4.1 fails to file a properly completed Deferral Election Form with the Plan Administrator or its delegate by the prescribed time or in the manner specified by the Plan Administrator, he will be deemed to have elected not to make any Participant Deferrals for the applicable Plan Year.

6. Section 6.1 of the Plan, Matching Employer Contributions, is hereby amended in its entirety to read as follows:

6.1 Matching Employer Contributions. During or within three (3) months after the end of a Plan Year, the Company shall credit to the Plan Account of any Participant an amount equal to the difference between the amount of matching contributions allocated to the Participant’s Investment Plan account for such Plan Year and the amount of matching contributions that would have been contributed and allocated to the Participant’s Investment Plan account for such Plan Year if (i) the Code Sections 402(g) (and Section 414(v) of the Code, if applicable) and 401(a)(17) limits did not apply to the Investment Plan and deferral contributions made to this Plan for such Plan Year had instead been made to the Investment Plan, (ii) Participant Deferrals a Participant makes to this Plan during such Plan Year were included in the definition of compensation in Section 1.6 of the Investment Plan, and (iii) Performance-Based Compensation if a Participant is hired after the Company establishes the performance criteria for such Performance-Based Compensation and Compensation that is based on performance criteria but is not Performance-Based Compensation were excluded from the definition of compensation in Section 1.6 of the Investment Plan. The portion of the matching contributions credited pursuant to subparts (i) and (iii) in the preceding sentence shall be credited as of the date the matching contributions would have been made to the Investment Plan if the limits under Code Sections 402(g) (and Section 414(v) of the Code, if applicable) and 401(a)(17) did not apply to that plan and the Participant Deferrals had been made to the Investment Plan. The portion of the matching contributions credited pursuant to subparts (ii) and (iii) in the preceding sentence shall be credited no later than January 31 after the end of the Plan Year for which it is made. Notwithstanding the foregoing, portions of the matching contributions credited to this Plan with respect to a Plan Year will be reduced (i.e., debited) during or after such Plan Year in the amount equal to any “true up” matching contributions made to the Investment Plan for such Plan Year. Such reductions shall not be retroactive to the effective date of the original credit, and shall not be adjusted to reflect earnings, gains, or losses on the reduction amounts since the date of original credit.

7. Section 6.2 of the Plan, Retirement Contribution, is hereby amended in its entirety to read as follows:

6.2 Retirement Contributions. For any Participant eligible to participate in this Plan pursuant to Section 4 hereof who is eligible to receive a retirement plan contribution (which is an employer nonelective contribution) to the Investment Plan pursuant to Section 3.11 of the Investment Plan, the Company shall credit such Participant’s Plan Account with an amount in addition to any other amounts credited under this Plan, as set forth in this Section 6.2 (the “Retirement Contribution”). The Retirement Contribution made under this Plan shall be an amount equal to the difference between the amount of the retirement contribution allocated to the Participant’s retirement contribution account in the Investment Plan pursuant to Section 3.11 therein for such Plan Year and the amount of the retirement contribution that would have been contributed and allocated to the Participant’s retirement contribution account in the Investment Plan pursuant to Section 3.11 therein for such Plan Year if (i) the limits under Code Sections 401(a)(17) and 415(c) did not apply to the Investment Plan, and (ii) Participant Deferrals a Participant makes to this Plan during such Plan Year were included in the definition of compensation in Section 1.6 of the Investment Plan. The portion of the Retirement Contribution credited pursuant to subpart (i) in the preceding sentence shall be credited as of the date the retirement contribution would have been made to the Investment Plan if the limits under Code Sections 401(a)(17) and 415(c) did not apply to the Investment Plan. The portion of the Retirement Contribution credited pursuant to subpart (ii) in the preceding sentence shall be credited no later than January 31 after the end of the Plan Year for which it is made. Retirement Contributions made to this Plan are subject to the same cliff vesting schedule and vesting provisions that apply to retirement contributions made in the Investment Plan, as described in Section 8.2 below.

This Fifth Amendment to the Plan is adopted and executed this 15th day of December, 2011.

UNIVAR USA INC.

By:

Its:	President